WARRANT REPRICING AGREEMENT

THIS WARRANT REPRICING AGREEMENT (this "AGREEMENT") is made as of [_______], 2012, by and among Heartland Bridge Capital, Inc., a Delaware corporation (the "COMPANY") and the persons listed on the Schedule of Warrant Holders attached hereto as EXHIBIT A (the "HOLDERS").

RECITALS

WHEREAS, the Holders are the listed owners of the Company’s Class [__] Warrants to purchase an aggregate of [_______] shares of the Company’s common stock at an exercise price of $5.00 per share (the “Existing Warrants”);

WHEREAS, the Company believes it is in the best interest of the Company to decrease the exercise price on the Existing Warrants to $0.50 per share, with the remaining terms of the Original Warrants being the same;

WHEREAS, the Holders have agreed to exchange their Existing Warrants, on a one-to-one basis, for new warrant agreements evidencing the new exercise price (the “Repriced Warrants”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE OF REPRICED WARRANTS

             1.1  REPRICING OF WARRANTS. Subject to the terms and conditions of this Agreement, the Company agrees to issue Repriced Warrants to replace the Existing Warrants held by the Holders, such that the exercise price per share of the Repriced Warrants shall be Fifty Cents ($0.50) . The Holder agrees to cancel and surrender to the Company its Existing Warrants. The Repriced Warrants and the shares of Common Stock of the Company ("COMMON STOCK") issuable upon exercise of the Repriced Warrants (the "SHARES") are collectively referred to herein as the "SECURITIES."

ARTICLE 2

CLOSING DATE; DELIVERY

2.1  CLOSING DATE. The issuance of the Repriced Warrants (the "CLOSING") shall occur on the Closing Date of April 13, 2012.

2.2  DELIVERY. At the Closing, the Company will deliver a duly executed Repriced Warrant to each Holder entitled to receive a Repriced Warrant pursuant to Section 1.1 of this Agreement, upon delivery to the Company by such Holder of the Existing Warrant held by such Holder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holders:

3.1 CORPORATE POWER; AUTHORIZATION. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to issue the Repriced Warrants and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Repriced Warrants, the Repriced Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement, the compliance with the provisions hereof and the issuance of the Repriced Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles of Incorporation (the "ARTICLES") or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

3.2 ISSUANCE AND DELIVERY OF THE REPRICED WARRANTS. Upon exercise of the Repriced Warrants in accordance with the terms thereof, the Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Repriced Warrants is not subject to preemptive or any other similar rights of the shareholders of the Company or any liens or encumbrances.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDERS

Each Holder hereby severally represents and warrants to the Company:

4.1 AUTHORIZATION. Holder represents and warrants to the Company that: (a) Holder has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally.

4.2 INVESTMENT EXPERIENCE. Holder is sophisticated investor. Holder is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Repriced Warrants. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the acquisition of the Repriced Warrants.

4.3 INVESTMENT INTENT. Holder is acquiring the Repriced Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7 hereof. Holder understands that its acquisition of the Repriced Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder's investment intent as expressed herein. Holder has, in connection with its decision to acquire the Repriced Warrants, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Holder further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

4.5 DISPOSITIONS. Holder will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION") the Securities, nor will such Holder engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Holder or any person or entity. In addition, the Holder agrees that for so long as it owns any Shares, it will not enter into any Short Sales. For such purposes, a "Short Sale" by the Holder means a short sale of Shares executed at a time when the Holder has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Holder has an equivalent offsetting long position in the Shares, shares that the Holder is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Holder.

4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Holder understands that nothing in this Agreement or any other materials presented to Holder in connection with the acquisition of the Repriced Warrants constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Repriced Warrants.

4.7 CONFIDENTIALITY. Holder will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder, or (b) this Agreement is terminated; provided, however, that the foregoing provision of this Section 4.7 shall not apply if the Company does not issue a press release concerning the Agreement and the placement of the Securities hereunder within two (2) days of the Closing.

4.8 GOVERNMENTAL REVIEW. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Repriced Warrants.

4.9 LEGEND. Holder understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

ARTICLE 5

CONDITIONS TO CLOSING OBLIGATIONS OF HOLDERS

Each Holder's obligation to acquire the Repriced Warrants at the Closing is, at the option of such Holder, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

5.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Company in Article 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

5.2 COVENANTS. All covenants contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects and the issuance of the Repriced Warrants pursuant to this Agreement shall have been consummated.

ARTICLE 6

CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

The Company's obligation to issue the Repriced Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Holders in Article 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

6.2 COVENANTS. All covenants contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects and the issuance of the Repriced Warrants pursuant to this Agreement shall have been consummated.

ARTICLE 7

COVENANTS

7.1 REGISTRATION RIGHTS FOR SECURITIES. The Company is offering no registration rights or obligation to register Securities for sale as part of this Agreement and any future registration rights or inclusion in a registration statement with the SEC to sell Securities will remain at the sole discretion of the Company.

ARTICLE 8

MISCELLANEOUS

8.1 WAIVERS AND AMENDMENTS. The terms of this Agreement may be waived or amended with the written consent of the Company and each Holder.

8.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws the State of Texas, without any regard to conflicts of laws principles.

8.3 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. No Holder shall assign this Agreement without the prior written consent of the Company.

8.4 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

8.5 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.7 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars. The foregoing agreement is hereby executed as of the date first above written.

DATED at as of the 13h day of April, 2012.

“Holders”	“Company”

Kim Guenther,	Heartland Bridge Capital, Inc.,
an individual	a Delaware corporation

/s/ James F. Groelinger
Kim Guenther	By:	James F. Groelinger
	Its:	Chief Executive Officer
.

Wexford Partners, LP
a Texas limited partnership

By:
Its:

EXHIBIT A

SCHEDULE OF WARRANT HOLDERS

Holder	Warrants

[__________]
[__________]

[__________]
[__________]

EXHIBIT B

FORM OF REPRICED WARRANT

Warrant Certificate

HEARTLAND BRIDGE CAPITAL, INC.

THE SECURITIES WERE ORIGINALLY ISSUED EXEMPT FROM REGISTRATION UNDER TITLE 11, SECTION 1145 OF THE U.S. CODE

HLBC No. E-[__] (Amended)	No. of Warrants: [_______]

STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that, for value received, [__________], [a/an] [________________]l, or his/her/its assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from Heartland Bridge Capital, Inc., a Delaware corporation (the “Company”), up to [____________] ([________]) fully paid and nonassessable shares of common stock of the Company (the “Warrant Securities”) at $0.50 per share, as adjusted under Section 4 (the “Exercise Price”), upon payment by cashier’s check or wire transfer of the Purchase Price (as defined below) for such shares of the common stock to the Company at the Company’s offices.

1.          History of Warrant. The Holder received this Warrant in exchange for Warrant HLBC No. E-[__], which this Warrant replaces in full. This Warrant is being drafted to reflect the Holder’s ownership of the original warrant rights. The terms of this Warrant are identical to the original warrant, other then the exercise price, which has been repriced.

2.          Exercisability. This Warrant may be exercised into the Warrant Securities or a portion thereof at any time, or from time to time, between the date hereof and 5:00 p.m. Eastern Standard Time on January 4, 2014, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Purchase Price, which is determined by multiplying the number of shares of common stock for which this Warrant is being exercised by the Exercise Price, both as may be adjusted from time to time in accordance with the provisions of this Warrant. The Exercise Price may be modified by a vote of the Board of Directors, provided that such price is not higher than $1.00 per share.

3.          Manner of Exercise. In case of the purchase of less than all of the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties, or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof: provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the Purchase Price.

4.          Adjustment in Number of Shares.

(a)          Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the common stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares, or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of common stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

(b)          Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, an equitable amount of shares of stock or other securities or property upon the exercise of this Warrant after such consummation.

5.          No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

6.          Cashless Conversion of Warrants. Notwithstanding any provisions herein to the contrary, the Holder may convert this Warrant into that number of shares of the Company’s common stock by surrender of this Warrant at the principal office of the Company together with the properly endorsed form of election to purchase in which event the Company shall issue to the holder hereof a number of shares of the Company’s common stock computed using the following formula:

X = Y (A-B)

 A

Where	X =	the number of shares of the Company’s common stock to be issued to the holder hereof

	Y =	the number of shares of the Company’s common stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Company’s common stock (at the date of such calculation)

	B =	the Exercise Price

All references herein to an “exercise” of the Warrant shall include a conversion pursuant to this Section 6.  For the purposes of the above calculation, the Fair Market Value of one share of the Company’s common stock as of a particular date shall mean:

(a)          If traded on a securities exchange or the NASDAQ National Market, the Fair Market Value shall be deemed to be the closing price of the common stock of the Company on such exchange or market on the date in question. If there is no closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists;

(b)          If actively traded over-the-counter, the Fair Market Value shall be deemed to be the closing bid price of the common stock of the Company on the date in question. If there is no closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists;

(c)          If the Company’s common stock is traded on multiple platforms, the Board of Directors of the Company shall determine the primary market for such common stock; and

(d)          If there is no active public market, the “Fair Market Value” shall be the value thereof, as determined in good faith by the Company’s Board of Directors after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

A stock certificate representing the appropriate number of shares of the common stock shall be delivered to the holder hereof within five (5) days following the date of exercise.

7.          No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

8.          Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

9.          Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties, or rights receivable upon exercise of this Warrant.

10.         Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of common stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of common stock or other securities, properties, or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price, all shares of common stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable, and not subject to the preemptive rights of any stockholder.

11.         Absolute Owner. The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

12.         Common Stock Ownership Limitation. Notwithstanding any other provision governing the Warrant, if as of the date of exercise, the Company has registered its common stock under Section 12 of the Securities Exchange Act of 1934, as amended, the Holder may not exercise this Warrant to the extent that immediately following such exercise the Holder would beneficially own more that 4.99% of the outstanding common stock of the Company. For this purpose, a representation of the Holder that following such exercise it would not beneficially own more than 4.99% of the outstanding common stock of the Company shall be conclusive and binding upon the Company.

13.         Not Redeemable or Cancellable. This Warrant is not redeemable or cancellable by the Company.

14.         Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a)          the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)          the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c)          a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more of said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up, or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

15.         Informational Requirements. The Company will transmit to the Holder such information, documents, and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

16.         Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company’s books and records.

17.         Consent to Jurisdiction and Service. The Company consents to the jurisdiction of any court of the State of Texas, and of any federal court located in Texas, in any action or proceeding arising out of or in connection with this Warrant. The Company waives personal service of any summons, complaint, or other process in connection with any such action or proceeding and agrees that service thereof may be made at the location provided in Section 16 hereof, or, in the alternative, in any other form or manner permitted by law. The Holder and Company agree that Fort Bend County, Texas shall be deemed proper venue.

18.         Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder, and their respective legal representatives, successors, and assigns.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its Chief Executive Officer and to be delivered in the Township of Mahwah, New Jersey.

Dated: April 13, 2012	HEARTLAND BRIDGE CAPITAL, INC.,
a Delaware corporation

/s/ James F. Groelinger
	By:	James F. Groelinger
	Its:	Chief Executive Officer

[FORM OF ELECTION TO PURCHASE]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of, Heartland Bridge Capital, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to ___________________, whose address is ______________________________.

Dated: ____________________, 20___

By:
Its:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other
Identifying Number of Holder)

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